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                                                                    EXHIBIT 99.2

CENTURY FILES PRELIMINARY PROSPECTUS FOR UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

            March 29, 2004, Monterey, CA - Century Aluminum Company (NASDAQ:
CENX) today filed with the Securities and Exchange Commission a preliminary prospectus supplement to its existing shelf registration statement relating to a proposed underwritten public offering of 9,000,000 shares of its common stock, of which 8,500,000 shares will be offered by Century and 500,000 shares will be offered by selling shareholders. Century will not receive proceeds from the sale of shares by the selling shareholders. Century will grant the underwriters an option to purchase up to an additional 1,350,000 shares of common stock to cover any over-allotments.

            Credit Suisse First Boston and Morgan Stanley will be the joint book-running managers for the offering. Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. will be acting as co-managers for the offering. Copies of the preliminary prospectus supplement and related prospectus relating to the offering may be obtained from:

            Credit Suisse First Boston, Prospectus Department
            One Madison Avenue
            New York, New York 10010
            (212) 325-2580

            Morgan Stanley, Prospectus Department
            1585 Broadway
            New York, New York 10036
            (212) 761-6775

            A shelf registration statement related to these securities has previously been filed and declared effective by the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the prospectus supplement and related prospectus are delivered in final form. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

            Century is a leading North American producer of primary aluminum.

            Century's press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary.

Editorial Contact:  A. T. Posti  831 642-9364